Exhibit 99.1

ORIC Pharmaceuticals Announces $85 Million Private Placement Financing

June 26, 2023

Financing led by Nextech and includes participation from EcoR1 Capital, Frazier Life Sciences, Venrock Healthcare Capital Partners, and Boxer Capital

Pro forma cash and investments expected to fund current operating plan into late 2025

SOUTH SAN FRANCISCO, Calif. and SAN DIEGO, June 26, 2023 (GLOBE NEWSWIRE) – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today has agreed to sell approximately 12.1 million shares of its common stock (or pre-funded warrants in lieu thereof) to a select group of institutional and accredited healthcare specialist investors in a private placement, at a price per share of $7.00, representing a premium of approximately 15% to ORIC’s 30-day volume-weighted average price and approximately 8% to the closing price on June 23, 2023. The pre-funded warrants will have an exercise price of $0.0001 per share of common stock, will be immediately exercisable, and will remain exercisable until exercised in full. The financing is expected to close on June 27, 2023, subject to customary closing conditions. ORIC anticipates the gross proceeds from the private placement to be approximately $85 million, before deducting any offering related expenses.

The financing includes participation from new and existing institutional investors and is being led by Nextech1 with participation from EcoR1 Capital, Frazier Life Sciences, Venrock Healthcare Capital Partners, and Boxer Capital. Participating investors entered into confidentiality agreements and executed lock-up agreements with ORIC to restrict their ability to sell ORIC shares.

“As the competitive profiles of multiple of our clinical programs begin to emerge with respect to internally generated data and competitor updates, the added financial firepower provided by this blue-chip syndicate of investors, both new and existing and with whom we’ve had longstanding relationships, allows us to aggressively advance our pipeline for the benefit of patients,” said Jacob M. Chacko, MD, chief executive officer. “The extended cash runway positions us well, and we look forward to presenting initial clinical data from our three clinical programs over the coming quarters while continuing to advance our mission of overcoming resistance in cancer.”

“We are thrilled to become long-term partners to ORIC’s ambitious management team at this critical inflection point as they look to accelerate the development of their pipeline of differentiated programs with clinical profiles that are now emerging,” said Kanishka Pothula, Partner at Nextech. “We believe that this team’s broad capabilities spanning discovery research, translational expertise, thoughtfully-designed clinical trials, and strong business development networks, combined with their data driven decision-making and financial discipline, uniquely position ORIC to achieve meaningful impact on patients’ lives.”

ORIC anticipates the following upcoming milestones:

•	ORIC-114: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with EGFR/HER2-mutated cancers in the second half of 2023.

•	ORIC-533: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with multiple myeloma in the second half of 2023.

•	ORIC-944: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with prostate cancer in the first quarter of 2024.

ORIC intends to use the net proceeds from the proposed financing to fund research and development of its clinical-stage product candidates and research programs and for working capital and general corporate purposes. The proceeds from this financing, combined with current cash, cash equivalents and marketable securities, is expected to be sufficient to fund the current operating plan into late 2025.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. ORIC has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the pre-funded warrants issued in this private placement. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, (2) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the timing and expectation of the closing of the private placement; the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom; statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC’s clinical trials and development; the expected timing of reporting initial data from the ORIC-533, ORIC-114 and ORIC-944 clinical trials; anticipated upcoming milestones; plans underlying any of ORIC’s other programs; the period over which ORIC estimates the proceeds from the private placement, combined with its existing cash, cash equivalents and investments, will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer and Mr. Pothula. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-533, ORIC-114, ORIC-944 or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2023, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

[1]	Nextech Invest Ltd, on behalf of one or more funds managed by it.